As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-277732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MoneyLion Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-0849243
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

249-245 West 17th Street, 4th Floor

New York, NY 10011

(212) 300-9865

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Correia

President, Chief Financial Officer and Treasurer

MoneyLion Inc.

249-245 West 17th Street, 4th Floor

New York, NY 10011

(212) 300-9865

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Byron B. Rooney

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus that is a part of this registration statement is a combined prospectus that relates to and will be used in connection with:

(i) the offer and sale from time to time of up to $50,000,000 of securities to be sold by MoneyLion Inc. (“MoneyLion” or the “Company”);

(ii) the issuance by us of up to:

(a) 583,333 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that are issuable by the Company upon the exercise of the Company’s public warrants to purchase shares of Class A Common Stock, which were originally issued in the initial public offering of Fusion Acquisition Corp. (the “Public Warrants”); and

(b) 270,000 shares of Class A Common Stock that are issuable by the Company upon the exercise of private placement warrants originally issued in a private placement to Fusion Sponsor LLC (the “Private Placement Warrants”); and

(iii) the offer and sale from time to time of up to 2,961,020 shares of Class A Common Stock to be sold by the selling stockholders named in the prospectus that is a part of this registration statement (the “Selling Stockholder Shares”).

The Selling Stockholder Shares and the shares underlying, and issuable upon exercise of, the Public Warrants and the Private Placement Warrants were previously registered by that certain Registration Statement on Form S-1, which was declared effective on October 22, 2021 (File No. 333-260254) (the “Prior Registration Statement”). This registration statement shall constitute a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. All share amounts in this registration statement reflect the reverse stock split of the Class A Common Stock effected by the Company on April 24, 2023.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2024

PROSPECTUS

$50,000,000

Class A Common Stock

Preferred Stock

Warrants

Units

853,333 Shares of Class A Common Stock

2,961,020 Shares of Class A Common Stock
Offered by the Selling Stockholders

MoneyLion Inc.

We may, from time to time, offer and sell, in one or more offerings, up to $50,000,000 in aggregate offering price of our Class A Common Stock, preferred stock, warrants and/or units, in any combination, together or separately, in amounts and at prices and on the terms that we will determine at the time of the offering and which will be set forth in the applicable prospectus supplement and any related free writing prospectus. In addition, this prospectus relates to the issuance by us of up to 583,333 shares of Class A Common Stock that are issuable by us upon the exercise of the Public Warrants and up to 270,000 shares of Class A Common Stock that are issuable by us upon the exercise of the Private Placement Warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated or deemed incorporated by reference into this prospectus, before you invest in any of our securities.

These securities may be sold directly by us to or through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

In addition, the selling stockholders named in this prospectus may sell in one or more offerings pursuant to this registration statement up to 2,961,020 shares of our Class A Common Stock from time to time. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our Class A Common Stock is included under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders.

As of the date of this prospectus, we are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein.

The Class A Common Stock and the Public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “ML” and “ML WS”, respectively. On June 13, 2024, the last reported sales price of the Class A Common Stock was $87.94 per share and the last reported sales price of the Public Warrants was $0.12 per warrant.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in any applicable prospectus supplement or document incorporated by reference herein to read about certain factors you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $50,000,000, and the selling stockholders may, from time to time, offer and sell separately or together in any combination up to 2,961,020 shares of our Class A Common Stock in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities offered. We or the selling stockholders may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a prospectus supplement or a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the securities that we or the selling stockholders are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. In addition, this prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

We and the selling stockholders may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We, the selling stockholders and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we or the selling stockholders offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and “MoneyLion” refer to MoneyLion Inc. and its consolidated subsidiaries, and references to “you” refer to the holders of the applicable series of securities.

For convenience, the trademarks and service marks referred to in or incorporated by reference in this prospectus are listed without the ®, TM and SM symbols, but we intend to assert, and notify others of, our rights in and to these trademarks and service marks to the fullest extent under applicable law.

Selected Definitions

●	“Channel Partners” are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

●	“Enterprise Partners” are, together, Product Partners and Channel Partners.

●	“Product Partners” are providers of the financial and non-financial products and services that we offer in our marketplaces, including financial institutions, financial services providers and other affiliate partners.

●	“Total Customers” are the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace loan offer.

●	“Total Products” are the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace loan offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or Instacash advances or opened multiple products through our marketplace, it is only counted once for each product type.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of MoneyLion. These statements are based on the beliefs and assumptions of the management of MoneyLion. Although MoneyLion believes that its respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, MoneyLion cannot assure you that it will achieve or realize these plans, intentions or expectations. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, MoneyLion’s management.

Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which may be beyond MoneyLion’s control. Forward-looking statements are not guarantees of future performance or outcomes, and MoneyLion’s actual performance and outcomes, including, without limitation, actual results of operations, financial condition and liquidity and the development of the market in which MoneyLion operates, may differ materially from those made in or suggested by the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

●	factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control;

●	MoneyLion’s ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform;

●	MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties;

●	demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion;

●	any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties;

●	MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions;

●	MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel;

●	MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital;

●	MoneyLion’s ability to achieve or maintain profitability in the future;

●	intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate;

●	risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies;

●	MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties;

●	MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion;

●	MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting;

●	MoneyLion’s ability to maintain the listing of its Class A Common Stock and the Public Warrants on the NYSE and any volatility in the market price of MoneyLion’s securities; and

●	other factors detailed under “Risk Factors.”

The risks described and incorporated by reference under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus, any accompany prospectus supplement and the documents incorporated by reference herein and therein describe additional factors that could adversely affect the business, financial condition or results of operations of MoneyLion. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can MoneyLion assess the impact of all such risk factors on the business of MoneyLion, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to MoneyLion or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. MoneyLion undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

v

The Company

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Incorporation by Reference.”

General

Overview

MoneyLion is a leader in financial technology, powering the next generation of personalized products and financial content for American consumers. MoneyLion was founded in 2013 with a vision to rewire the financial system. Our mission is to give everyone the power to make their best financial decisions. We believe that the financial wellness gap in America can be addressed by bridging the financial literacy and the financial access gaps, shortening the distance between education and action.

We design and offer modern personal finance products, tools and features and curate money-related content that delivers actionable insights and guidance to our users. We also operate and distribute embedded finance marketplace solutions that match consumers with personalized third-party offers from our partners, providing convenient access to an expansive breadth of financial solutions that enable consumers to borrow, spend, save and achieve better financial outcomes. Our leading marketplace solutions provide valuable distribution, acquisition, growth and monetization channels for our partners. In addition, we provide creative media and brand content services to clients across industries through our media division and leverage our adaptive, in-house content studio to produce and deliver engaging and dynamic content in support of our product and service offerings.

We have purposefully built our platform to help consumers navigate all of their financial inflection points, combining our deep first-party product expertise, engaging content, marketplaces, innovative technology, data and AI capabilities to create the ultimate marketplace solution. As of March 31, 2024, we had 15.5 million Total Customers who used 25.3 million Total Products and over 1,100 Enterprise Partners in our network. We strategically employ comprehensive, data-driven analytics and cutting-edge technology to enhance our platform, creating personalized experiences for our users based on our rich datasets. Utilizing innovative approaches to financial guidance that engage and educate our users within a peer community, we seek to empower consumers to take control of their financial lives.

Consumer

Through our Consumer platform, accessible through the free-to-download MoneyLion mobile application and online at www.moneylion.com, we offer our integrated core suite of financial products and services to make premium banking, borrowing and investing accessible to everyone. We believe the simplicity and seamless integration of our products with a full spectrum of financial and non-financial offers from our partners sets us apart in the industry. These products and services include personal financial management tools and features that provide critical insights into a customer’s financial health and support informed money-related decisions. We provide a differentiated solution to the industry by matching consumers to engaging and educational, curated money content, which we believe attracts and retains consumers. We continue to develop, expand and refine our product and service offerings, features and content libraries to best serve our customers.

Enterprise

Our Enterprise business infrastructure and technology powers our Consumer marketplace, delivered through the MoneyLion mobile application and website, through which customers can access a broad range of personalized and actionable offers for both financial and non-financial products and services. These offers, provided by our Product Partners, are accessible by consumers on a standalone basis and cover a wide variety of verticals, including personal loans, saving accounts, credit cards, insurance, financial wellness and mortgages, among others.

Leveraging the same Enterprise business infrastructure and innovative technology, we deliver leading embedded finance marketplace solutions, powered by what we believe is the definitive search, comparison and recommendation engine for real-time, personalized financial product and service offers. Our partners integrate our one-to-many platform onto their properties and can incorporate additional consumer-facing financial management tools and features we have developed, highlighting our ability to distribute a premiere marketplace experience to our partners. Our platform integrations are fully configurable and range from co-branded, customizable webpages that we host, to more sophisticated embedded widgets and custom-built, native API integrations. In addition, through our rich datasets, we provide complementary, value-added enterprise services, including data analytics, expanded decisioning capabilities and filters, reporting and marketing infrastructure and related services to our Enterprise clients, enabling them to better understand the performance of their marketplace programs and optimize their business over time.

In our media division, we offer creative media and brand content services to our Enterprise clients across a variety of industries, including consumer goods, professional services and entertainment. We produce bespoke brand narratives, live events and entertainment, content feeds, advertising campaigns and other creative assets, including graphic design, animated content, podcast series and feature length documentaries, across myriad digital media. Our creative capabilities combine the creativity of an adaptive content agency with the resourcefulness of a production studio, and we embrace technological innovation to rapidly bring ideas to life.

Corporate Information

MoneyLion was founded in 2013 and is headquartered in New York, New York. On September 22, 2021, MoneyLion Inc., formerly known as Fusion Acquisition Corp., consummated a business combination (the “Business Combination”) with MoneyLion Technologies Inc., following which MoneyLion Inc. became a publicly traded company, with MoneyLion Technologies Inc., a subsidiary of MoneyLion Inc., continuing the existing business operations.

The mailing address of our principal executive office is 249-245 West 17th Street, 4th Floor, New York, NY, 10011 and our telephone number is (212) 300-9865. Our website address is www.moneylion.com. Our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and any amendments to those forms, are available free of charge through our website (www.investors.moneylion.com) as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or otherwise accessible through, our website is not a part of this prospectus.

Risk Factors

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in MoneyLion and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus (including proceeds, if any, received from the exercise of the Public Warrants or Private Placement Warrants) for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, retirement of debt, acquisitions of new businesses and other business opportunities. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending the use of net proceeds, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to such offering.

We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

In addition to the securities being sold by us in the offering to which this prospectus relates, this prospectus relates to the offer and sale by the selling stockholders identified below of up to 2,961,020 shares of our issued and outstanding Class A Common Stock.

When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below.

The following table sets forth information, as of June 12, 2024, with respect to the ownership of shares of our Class A Common Stock by the selling stockholders listed therein. Unless otherwise indicated below, the following table is based on information provided to us by the selling stockholder as of the date of this prospectus.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A Common Stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law and transfer restrictions. For purposes of the below table, unless otherwise indicated below, we have assumed that the selling stockholders will have sold all of the shares of Class A Common Stock covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, we have based percentage ownership after this offering on 10,929,532 shares of Class A Common Stock issued as of June 12, 2024. The amount and percentage of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Shares Beneficially Owned Prior to this Offering		Total Number of Shares Offered	Shares Beneficially Owned After this Offering
Name of Selling Stockholder	Number	%	Hereby	Number	%
RDS MoneyLion Holdings I, LLC (1)	566,995	5.2%	566,995
Telluride Capital Ventures, LLC (1)	59,056	0.5%	59,056
FinTech Collective II-AV LLC (2)	214,487	2.0%	214,487
FinTech Collective SL LLC (2) (3)	338,257	3.1%	338,257
FinTech Collective W2 LLC (2)	71,786	0.7%	71,786
Edison Partners VIII, LP (4)	1,087,505	10.0%	1,087,505
StepStone VC Global Partners VIII-A, L.P. (formerly known as Greenspring Global Partners VIII-A, L.P.) (5)	178,222	1.6%	178,222
StepStone VC Global Partners VIII-C, L.P. (formerly known as Greenspring Global Partners VIII-C, L.P.) (5)	11,688	0.1%	11,688
StepStone VC Opportunities IV, L.P. (formerly known as Greenspring Opportunities IV, L.P.) (5)	401,324	3.7%	401,324
StepStone SK Special, L.P. (formerly known as Greenspring SK Special, L.P.) (5)	31,700	0.3%	31,700

(1)	The address of each of these stockholders is 425 Park Avenue South, Apt 21B, New York, NY 10016. Rohit D’Souza, a former member of the Board of Directors, is an affiliate of each of these stockholders.

(2)	The address of each of these stockholders is 200 Park Avenue South, Suite 1611, New York, NY 10003.

(3)	In 2022, FinTech Collective SL1 LLC, FinTech Collective SL2 LLC, FinTech Collective SL3 LLC and FinTech Collective SL4 LLC consolidated their holdings of Class A Common Stock to be held by FinTech Collective SL LLC.

(4)	The address of this stockholder is 281 Witherspoon Street, Suite 300, Princeton, NJ 08540. Christopher S. Sugden, a member of the Board of Directors, is the managing member of Edison VIII GP LLC, the general partner of Edison Partners VIII, LP.

(5)	The address of each of these stockholders is 4225 Executive Square, Suite 1600, La Jolla, CA 90237.

Material Relationships with Certain Selling Stockholders

Registration Rights Agreement

In connection with the Business Combination, on September 22, 2021, certain of the selling stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with MoneyLion and Fusion Sponsor LLC, a Delaware limited liability company. The Registration Rights Agreement provides the parties thereto with certain demand, “piggy-back” and resale shelf registration rights following the expiration of any related lock-up period, as applicable, subject to certain minimum requirements and customary conditions.

Indemnification Agreements

MoneyLion is a party to indemnification agreements with each of its directors, including Christopher S. Sugden and previously Rohit D’Souza. The indemnification agreements provide the directors with contractual rights to indemnification to the fullest extent permitted by applicable law and expense advancement.

Second Lien Loan

In April 2020, MoneyLion entered into a $5.0 million second-lien loan facility (the “Second Lien Loan”) with MLi Subdebt Facility 1 LLC, pursuant to the Loan and Security Agreement, dated as of April 17, 2020. MLi Subdebt Facility 1 LLC is controlled by Rohit D’Souza. For more information about the Second Lien Loan, please see Note 7, “Debt—Second Lien Loan,” to the audited consolidated financial statements included in MoneyLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Marketing Consulting Agreement

MoneyLion is party to an Amended and Restated Marketing Consulting Agreement, dated as of May 11, 2021 and as amended from time to time (the “Marketing Consulting Agreement”), with LeadGen Data Services LLC (“LeadGen”), pursuant to which LeadGen provides MoneyLion with certain marketing, consumer acquisition, lead generation and other consulting services. Rohit D’Souza has an indirect ownership interest of approximately 16.5% of LeadGen.

Description of Capital Stock

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to the Fourth Amended and Restated Certificate of Incorporation of MoneyLion Inc. (as amended from time to time, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of MoneyLion Inc. (as amended from time to time, the “Bylaws”), which are incorporated by reference as Exhibits 3.1 and 3.3, respectively, to the registration statement of which this prospectus is a part. We encourage you to read these documents and the applicable portion of the Delaware General Corporation Law (as amended, the “DGCL”) carefully.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of an aggregate of 266,666,666 shares of capital stock, consisting of 66,666,666 shares of Class A Common Stock and 200,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of June 12, 2024, we had 10,929,532 shares of Class A Common Stock outstanding. The outstanding shares of Class A Common Stock are duly authorized, validly issued, fully paid and non-assessable. Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.  Unless our Board of Directors (the “Board of Directors”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

Voting Rights

Each holder of the shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, as provide by our Certificate of Incorporation. The holders of the shares of Class A Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by the holders of Class A Common Stock must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast present in person or represented by proxy, unless otherwise specified by law, our Certificate of Incorporation or our Bylaws.

Dividend Right

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the shares of Class A Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Class A Common Stock then outstanding, if any.

Preemptive or Other Rights

The holders of shares of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Class A Common Stock. The rights, preferences and privileges of holders of shares of Class A Common Stock will be subject to those of the holders of any shares of the preferred stock we may issue in the future.

Preferred Stock

Our Certificate of Incorporation authorizes the Board of Directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange, and subject to the terms of our Certificate of Incorporation, the authorized shares of preferred stock will be available for issuance without further action by holders of Class A Common Stock. The Board of Directors is able to determine, with respect to any series of preferred stock, designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of Class A Common Stock might believe to be in their best interests or in which the holders of Class A Common Stock might receive a premium over the market price of the shares of Class A Common Stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the rights of the Class A Common Stock to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Common Stock.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which apply so long as the shares of Class A Common Stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority in voting power, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The Board of Directors may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control of MoneyLion or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved shares of Class A Common Stock or preferred stock may be to enable the Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of MoneyLion by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies and Newly Created Directorships

Our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, no director may be removed from office by the stockholders other than for cause with the affirmative of vote of at least 66 2/3% of the total voting power then outstanding. Our Certificate of Incorporation further provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancies on the Board of Directors will, except as otherwise required by law, be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware law.

Special Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by the Board of Directors acting pursuant to a resolution adopted by the Board of Directors, subject to the rights of holders of any series of preferred stock then outstanding. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of MoneyLion.

Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information and representations. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders, subject to specified exceptions. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of MoneyLion.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of stock of MoneyLion, our Certificate of Incorporation does not permit our holders of common stock to act by consent in writing.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203” regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Board of Directors expects the existence of this provision to have an anti-takeover effect with respect to transactions the Board of Directors does not approve in advance. The Board of Directors also anticipates that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Class A Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of the Class A Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of such merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of MoneyLion, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of MoneyLion to MoneyLion or MoneyLion’s stockholders, (iii) any action asserting a claim against MoneyLion, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against MoneyLion, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act of 1933, as amended (the “Securities Act”), as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, these provisions do not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of MoneyLion shall be deemed to have notice of and consented to these provisions.

It is possible that a court could find these forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that the Board of Directors expects our forum selection provisions to provide.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. However, investors will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in our Certificate of Incorporation.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our directors or their affiliates, other than those directors or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of MoneyLion. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.  The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 1004.

Listing

The Class A Common Stock is listed on the NYSE under the symbol “ML”.

Description of Warrants

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

The related prospectus supplement will describe the terms of the warrants, including:

●	the title of the warrants;

●	the offering price, if any;

●	the aggregate number of warrants offered;

●	the designation, terms and principal amount of the common stock, preferred stock and/or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the manner of exercise;

●	a discussion of certain federal income tax considerations, if applicable;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the redemption or call provisions, if any;

●	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

●	the antidilution provisions of the warrants; and

●	any other specific terms of the warrants, including terms, preferences, rights of, procedures or restrictions on the warrants .

The shares of common stock or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

●	vote or consent;

●	receive dividends;

●	payments of principal of and interest, if any, on the securities;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights whatsoever as our stockholders.

Description of Existing Public Warrants and Private Placement Warrants

Public Warrants

As of June 12, 2024, there were outstanding an aggregate of 17,499,889 Public Warrants, which entitle the holder to acquire shares of Class A Common Stock. Each whole warrant entitles the registered holder to purchase 1/30th of one share of Class A Common Stock at a price of $345.00 per whole share, subject to adjustment as discussed below, provided that MoneyLion has an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or it permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. A holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder; only whole warrants will trade. The warrants will expire on September 22, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to MoneyLion satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the shares of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

MoneyLion filed with the U.S. Securities and Exchange Commission a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants, which was declared effective on October 22, 2021. MoneyLion will use its best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants

MoneyLion may call the warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the closing price of the Class A Common Stock equals or exceeds $540.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

MoneyLion may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and MoneyLion issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $540.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of shares of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) as well as the warrant exercise price after the redemption notice is issued.

If MoneyLion calls the warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) of the Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per shares of Class A Common Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if MoneyLion, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then outstanding Private Placement Warrants. You should review a copy of the warrant agreement, which is incorporated by reference as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

As of June 12, 2024, there were 8,100,000 Private Placement Warrants outstanding exercisable for 270,000 shares of Class A Common Stock. The Private Placement Warrants are not redeemable by us so long as they are held by Fusion Sponsor LLC, a Delaware limited liability company, or its permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants of MoneyLion. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the warrants included in the units sold in Fusion Acquisition Corp.’s initial public offering, consummated on June 30, 2020.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the Class A Common Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average closing price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities).

The applicable prospectus supplement will describe the terms of any units, including, as applicable: the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; the terms of the unit agreement governing the units; tax considerations relevant to the units; and whether the units will be issued in fully registered global form. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement applicable to the units, together with the agreements that govern the underlying securities. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Plan of Distribution

We and the selling stockholders may offer and sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods or any other methods described in a prospectus supplement and through one or more underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the offered securities and the proceeds, if any, to us or the selling stockholders from the sale;

●	any over-allotment or other options under which underwriters may purchase additional securities from us or the selling stockholders;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and the prospectus supplement relating to such offering will set forth the names of the underwriters or agents and the terms of the related agreement with them.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we or the selling stockholders will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us or the selling stockholders to one or more institutional purchasers, or through agents designated by us or the selling stockholders from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling stockholders to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholders to indemnification by us or the selling stockholders, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us, the selling stockholders and our respective affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of Class A Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of Class A Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the Class A Common Stock. These restrictions may affect the marketability of the Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Class A Common Stock.

Other than the Class A Common Stock, which is listed on the NYSE, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market and may or may not be listed on a national securities exchange. Any Class A Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP.

Experts

The consolidated financial statements of MoneyLion Inc. and its subsidiaries as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 incorporated in this Prospectus by reference from MoneyLion Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.moneylion.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation By Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on March 8, 2024, May 16, 2024 and June 13, 2024;

●	our Definitive Proxy Statement on Schedule 14A filed on April 29, 2024 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

●	the description of the Class A Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or Form 8-K/A that we may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

MoneyLion Inc.

Attn: Investor Relations

249-245 West 17th Street, 4th Floor

New York, New York, 10011

(212) 300-9865

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses paid or payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
SEC registration fee	$7,380*
FINRA filing fee	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$7,380

*	Previously paid.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that a director will not be personally liable to MoneyLion or MoneyLion’s stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law, which does not eliminate or limit liability (i) for any breach of the director’s duty of loyalty to MoneyLion or MoneyLion’s stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit or (v) of an officer in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our Certificate of Incorporation provides that we will indemnify our present and former directors and officers to the fullest extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our current directors and officers and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL.  The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the fullest extent permitted by the DGCL.

We expect that any underwriting agreement to be entered into in connection with a resale of the shares, which will be filed as Exhibit 1.1 to this registration statement, shall provide for customary indemnification provisions for our directors and officers by the underwriters against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this registration statement:

Exhibit	Description
1.1**	Form of Underwriting Agreement.
3.1	Fourth Amended and Restated Certificate of Incorporation of MoneyLion Inc. (incorporated by reference to Exhibit 3.1 to MoneyLion Inc.’s Registration Statement on Form S-1 (File 333-260254), filed with the SEC on October 14, 2021).
3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of MoneyLion Inc. (incorporated by reference to Exhibit 3.1 to MoneyLion Inc.’s Current Report on Form 8-K (File 001-39346), filed with the SEC on April 24, 2023).
3.3	Amended and Restated Bylaws of MoneyLion Inc. (incorporated by reference to Exhibit 3.2 to MoneyLion Inc.’s Annual Report on Form 10-K) (File No. 001-39346), filed with the SEC on March 16, 2023).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Fusion Acquisition Corp.’s Registration Statement on Form S-4 (File 333-255936), filed with the SEC on June 29, 2021).
4.2**	Form of Certificate of Designation of Preferred Stock.
4.5**	Form of Warrant Agreement and Warrant.
4.6**	Form of Unit Agreement and Unit Certificate.
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of RSM US LLP.
24.1***	Power of Attorney (included on signature page to the initial Registration Statement)
107*	Filing Fee Table.

*	Filed herewith.

**	To be filed, if applicable, by amendment or as an exhibit to a Current Report on Form 8-K or other SEC filing which will be incorporated by reference herein.

***	Previously filed.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on June 14, 2024.

MONEYLION INC.

By:	/s/ Richard Correia
Richard Correia
President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer and Director	June 14, 2024
Diwakar Choubey	(Principal Executive Officer)

/s/ Richard Correia	President, Chief Financial Officer and Treasurer	June 14, 2024
Richard Correia	(Principal Financial Officer)

*	Chief Accounting Officer	June 14, 2024
Mark Torossian	(Principal Accounting Officer)

*	Chair of the Board	June 14, 2024
John Chrystal

*	Director	June 14, 2024
Dwight L. Bush

*	Director	June 14, 2024
Matt Derella

*	Director	June 14, 2024
Jeffrey Gary

*	Director	June 14, 2024
Lisa Gersh

*	Director	June 14, 2024
Annette Nazareth

*	Director	June 14, 2024
Michael Paull

*	Director	June 14, 2024
Chris Sugden

/s/ Richard Correia	* As Attorney-in-Fact
Richard Correia